Exhibit 24.1

July 17, 2006

David M. Ratcliffe, Thomas A. Fanning, Patricia L. Roberts and Wayne Boston

Gentlemen and Mrs. Roberts:

The Southern Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale by The Southern Company of securities in any combination of preferred securities of a statutory business trust or trusts (or other special purpose entity or entities), common stock, debt securities, and guarantee or guarantees of the The Southern Company and debt securities of Southern Company Capital Funding, Inc.

The Southern Company and the undersigned directors and officers of The Southern Company, individually as a director and/or as an officer of The Southern Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement or statements and appropriate amendment or amendments (including post-effective amendments) thereto.

Yours very truly, THE SOUTHERN COMPANY By /s/David M. Ratcliffe David M. Ratcliffe Chairman, President and Chief Executive Officer

/s/Juanita Powell Baranco Juanita Powell Baranco	/s/David M. Ratcliffe David M. Ratcliffe
/s/Dorrit J. Bern Dorrit J. Bern	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Francis S. Blake Francis S. Blake	/s/Gerald J. St. Pe' Gerald J. St. Pe'
/s/Thomas F. Chapman Thomas F. Chapman	/s/G. Edison Holland, Jr. G. Edison Holland, Jr.
/s/Donald M. James Donald M. James	/s/Thomas A. Fanning Thomas A. Fanning
/s/Zack T. Pate Zack T. Pate	/s/W. Ron Hinson W. Ron Hinson
/s/J. Neal Purcell J. Neal Purcell

Extract from minutes of meeting of the board of directors of The Southern Company.

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RESOLVED FURTHER: That for the purpose of signing such registration statement or statements and any amendment or amendments (including post-effective amendments) thereto, the Company, the members of its Board of Directors and its officers, be and they are hereby authorized to give their several powers of attorney to David M. Ratcliffe, Thomas A. Fanning, Patricia L. Roberts and Wayne Boston;

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The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on July 17, 2006, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: November 8, 2006	THE SOUTHERN COMPANY By /s/Patricia L. Roberts Patricia L. Roberts Assistant Secretary